UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 30, 2005

TAG Entertainment Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:     333-96257

Delaware	13-3851304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9916 South Santa Monica Blvd, 1st Floor
Beverly Hills, CA 90212
(Address and zip code of principal executive offices)

(310) 277-3700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 30, 2005, TAG Entertainment Corp. ("TAG" or "Registrant") entered into a Letter of Intent to acquire a privately held company, Myriad Pictures, Inc., which is engaged in the film distribution business. The Letter of Intent provides for a purchase price of approximately $4,000,000, including an earn out payment of up to $2,000,000 which will be negotiated by the parties prior to closing of the transaction. The earn out may be paid in cash or in shares of Common Stock of TAG, at TAG's option. In addition, TAG has committed to use an additional $750,000 to provide Myriad with working capital and debt repayment after the closing. Of the purchase price, $1,000,000 will be evidenced by a promissory note of TAG, payable over 12 months following the closing.

Under the proposed terms, Myriad will become a wholly owned subsidiary of TAG. The principal of Myriad, Mr. Kirk D'Amico, will remain with Myriad and continue to run its operations following closing as the President of Myriad. The parties also expect that Jon Shiffman, CFO of Myriad, will continue with Myriad after the closing. The parties will be required to negotiate the definitive terms of an employment agreement for Mr. D'Amico and Mr. Shiffman prior to closing.

In connection with the execution of the Letter of Intent, Tag provided Myriad with a short term loan of $250,000 which Myriad will use for working capital and to pay for its acquisition costs pending the closing. In the event the transaction is completed, the loan will be an intercompany debt and thereafter be converted into additional equity in Myriad. The loan is secured by a lien on the assets of Myriad.

The parties have agreed to use their best efforts to complete the transaction on or before July 1, 2005, unless such date is extended by the parties.

Closing of the transaction is subject to numerous conditions, including: (i) negotiation and execution of a definitive acquisition agreement, as well as ancillary agreements such as employment agreements for Messrs. D'Amico and Shiffman and the definitive terms of the $2,000,000 earn out payment; (ii) completion of due diligence by the parties as to their respective operations and financial condition; (iii) completion of financial statements for Myriad in accordance with SEC requirements. There can be no assurance that the transaction will be completed, or as completed upon the terms as described above

Item 7.01    Regulation FD Disclosure.

The Registrant has also issued a press release regarding the proposed transaction. A copy of the press release has been filed as an exhibit to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1	Form of Secured $250,000 Note issued by Myriad Pictures, Inc. dated March 30, 2005
99.1	Press Release dated April 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2005	TAG Entertainment Corp. (Registrant)
	By:	/s/ Steve Austin
Steve Austin, President